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                                                                   EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Mission West Properties of our report dated February 11, 1997, except as to the 1 for 30 reverse stock split discussed in Note 1, which is as of November 10, 1997, appearing on page F-3 of Mission West Properties' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

San Diego, California
November 12, 1998                                 /s/ PricewaterhouseCoopers LLP